U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

American Capital Agency Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34057	26-1701984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 968-9300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 26, 2011 American Capital Agency Corp. issued a press release announcing its financial results for the three and six months ended June 30, 2011. The text of the press release is included as exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2011, at a regular meeting of the Board of Directors (the “Board”) of American Capital Agency Corp. (the “Company”), the Board increased the number of directors who constitute the Board from five to seven. In addition, the Board appointed Robert M. Couch and Samuel A. Flax to the Board to fill the vacancies created by such increase, effective July 26, 2011. Each of Messrs. Couch and Flax will serve on the Board until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. At this time, neither of Messrs. Couch or Flax has been appointed to serve on any particular committee of the Board. In connection with Mr. Couch’s appointment to the Board, the Company granted Mr. Couch 3,000 shares of the Company’s restricted common stock, which vest ratably over a three-year period, subject to Mr. Couch’s continued service on the Board. Such grant was made pursuant to the terms of the American Capital Agency Corp. Equity Incentive Plan for Independent Directors and a Restricted Stock Agreement entered into between the Company and Mr. Couch.

Mr. Couch is Counsel to Bradley Arant Boult Cummings, a law firm based in Birmingham, Alabama. Mr. Couch is also Chairman of ARK Real Estate Strategies, LLC and a member of the Board of Directors of Prospect Holding Company, LLC, the parent company of Prospect Mortgage of Sherman Oaks, California. Mr. Couch is also a member of the Board of Directors of American Capital Mortgage Investment Corp.

Mr. Flax is the Executive Vice President and Secretary of the Company and of American Capital Mortgage Investment Corp. Mr. Flax is also the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital, Ltd.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board amended and restated the Amended and Restated Bylaws of the Company, effective July 26, 2011 (as so amended and restated, the “Second Amended and Restated Bylaws”), to (i) grant the Chief Executive Officer certain powers previously granted to the President, including general responsibility for the management and affairs of the Company and the powers to call and preside at special meetings of stockholders and to execute certain contracts and other instruments and (ii) specify that the President will have the responsibilities or duties as prescribed from time to time by the Chief Executive Officer or the Board.

The foregoing summary of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of American Capital Agency Corp., effective as of July 26, 2011

99.1	Press Release dated July 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: July 26, 2011	By:	/s/ JOHN R. ERICKSON
John R. Erickson
Executive Vice President and Chief Financial Officer